UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 29, 2013

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6060 Parkland Boulevard, Mayfield Heights, Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-875-5600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2013, in connection with the sale by Ferro Corporation (the "Company") of all of the capital stock of Ferro Pfanstiehl Laboratories Inc. ("FPL"), as further described below under Item 8.01, the Company amended its $50.0 million trade receivables securitization facility by (i) entering into the Second Amendment to Amended and Restated Receivables Purchase Agreement (the "RPA Amendment") among Ferro Finance Corporation ("FFC"), the Company, Market Street Funding LLC ("Purchaser") and PNC Bank, National Association, as Agent and LC Bank, which amended the Amended and Restated Receivables Purchase Agreement, dated as of May 31, 2011, as amended, (ii) entering into the Second Amendment to Purchase and Contribution Agreement (the "PCA Amendment"), which amended that certain Purchase and Contribution Agreement, dated June 2, 2009, by and between the Company and FFC, as amended, and (iii) entering into the Termination Agreement by and between the Company and FPL (the "Termination Agreement"), which terminated the Purchase Agreement, dated as of June 2, 2009, as amended. The RPA Amendment, the PCA Amendment and the Termination Agreement, together with the other documents and instruments executed in connection therewith, are collectively referred to herein as the "Amendment Documents".

Pursuant to the receivables securitization facility, and prior to the execution of the Amendment Documents, FPL, formerly a wholly-owned subsidiary of the Company, sold to the Company, from time to time, trade receivables and certain related rights. The Company sells to FFC, from time to time, the Company’s receivables including, prior to the execution of the Amendment Documents, the receivables purchased from FPL. FFC finances its purchases of receivables from the Company by selling to Purchaser from time to time an undivided variable percentage interest in the receivables acquired by FFC.

The primary effects of the Amendment Documents are to remove FPL from the Company’s trade receivables securitization facility and to transfer back to FPL all of its trade receivables and related rights.

The foregoing summary is qualified in its entirety by reference to the text of the RPA Amendment, the PCA Amendment, and the Termination Agreement, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release (the "Press Release") on April 1, 2013 announcing the sale of its pharmaceuticals business, which it operated through FPL. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

Item 8.01 Other Events.

On March 29, 2013, as disclosed in the Press Release, the Company sold its pharmaceuticals business to PLI Holdings, Inc. ("PLI") pursuant to the terms and conditions of a stock purchase agreement that the Company and PLI entered into on such date. The consideration for the sale of the pharmaceuticals business was comprised of a $16.9 million cash payment and an earn-out incentive payment of up to $8.0 million, payable over two years based on attained earnings targets. In addition, the Company retained certain tax benefits with an estimated value of approximately $5 million.

Item 9.01 Financial Statements and Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

April 3, 2013	By:	Jeffrey L. Rutherford

Name: Jeffrey L. Rutherford
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Receivables Purchase Agreement among Ferro Finance Corporation, Ferro Corporation, Market Street Funding LLC and PNC Bank, National Association, as Agent and LC Bank.
10.2	Second Amendment to Purchase and Contribution Agreement by and between Ferro Corporation and Ferro Finance Corporation.
10.3	Termination Agreement by and between Ferro Corporation and Ferro Pfanstiehl Laboratories Inc.
99.1	Press Release